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                                                                    EXHIBIT 10.O

                             JOHNSON CONTROLS, INC.
                              RESTRICTED STOCK PLAN

                                   ARTICLE 1.
                              PURPOSE AND DURATION

                  Section 1.1 Purpose. The Johnson Controls, Inc. Restricted Stock Plan has two complementary purposes: (a) to promote the success of the Company by providing incentives to the Company's and subsidiary's officers and other key employees that will link their personal interests to the long-term financial success of the Company and to growth in value; and (b) to permit the Company and its subsidiaries to attract, motivate and retain experienced and knowledgeable employees upon whose judgment, interest, and special efforts the successful conduct of the Company's operations is largely dependent.

                  Section 1.2 Duration. The Plan will become effective on October 1, 2001. The Plan shall remain in effect, subject to the right of the Board to terminate the Plan at any time pursuant to Article 11 herein, until all Shares reserved for issuance under the Plan have been issued.

                                   ARTICLE 2.
                          DEFINITIONS AND CONSTRUCTION

                  Section 2.1 Definitions. Wherever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

                  (a) "Act" means the Securities Act of 1933, as interpreted by rules and regulations issued pursuant thereto, all as amended and in effect from time to time. Any reference to a specific provision of the Act shall be deemed to include reference to any successor provision thereto.

                  (b) "Award" means a grant of Restricted Shares or Restricted Share Units.

                  (c) "Beneficial Owner" (or derivatives thereof) shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

                  (d) "Board" means the Board of Directors of the Company.

                  (e) "Cause" means: (1) if the Participant is subject to an employment agreement that contains a definition of "cause", such definition, or
(2) otherwise, any of the following as determined by the Committee: (a) violation of the provisions of any employment agreement, non-competition agreement, confidentiality agreement, or similar agreement with the Company or subsidiary, or the Company's or subsidiary's code of ethics, as then in effect,
(b) conduct rising to the level of gross negligence or willful misconduct in the course of employment with the Company or subsidiary, (c) commission of an act of dishonesty or disloyalty involving the Com-


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                             JOHNSON CONTROLS, INC.
                              RESTRICTED STOCK PLAN

pany or subsidiary, (d) violation of any federal, state or local law in connection with the Participant's employment, or (e) breach of any fiduciary duty to the Company or a subsidiary.

                  (f) "Change of Control" means the occurrence of any one of the following:

                           (i) The acquisition, other than from the Company, by any Person of Beneficial Ownership of 20% or more of either (A) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Company Voting Securities"); provided, however, that any acquisition by (x) the Company or any of its subsidiaries, or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries or (y) any corporation with respect to which, following such acquisition, more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then Beneficially Owned, directly or indirectly, by all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the Outstanding Company Common Stock and Company Voting Securities, as the case may be, shall not constitute a Change in Control of the Company.

                           (ii) Individuals who, as of May 24, 1989, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to May 24, 1989, whose election or nomination for election by the Company's shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act).

                           (iii) Consummation of a reorganization, merger or consolidation (a "Business Combination"), in each case, with respect to which all or substantially all of the individuals and entities who were the re-


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                             JOHNSON CONTROLS, INC.
                              RESTRICTED STOCK PLAN

                                    spective Beneficial Owners of the
                                    Outstanding Company Common Stock and Company
                                    Voting Securities immediately prior to such Business Combination do not, following such Business Combination, Beneficially Own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination in substantially the same proportion as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and Company Voting Securities, as the case may be.

                           (iv) A complete liquidation or dissolution of the Company or sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, following such sale or disposition, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then Beneficially Owned, directly or indirectly, by all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the Outstanding Company Common Stock and Company Voting Securities, as the case may be, immediately prior to such sale or disposition.

                  (g) "Code" means the Internal Revenue Code of 1986, as interpreted by rules and regulations issued pursuant thereto, all as amended and in effect from time to time. Any reference to a specific provision of the Code shall be deemed to include reference to any successor provision thereto.

                  (h) "Committee" means the Compensation Committee of the Board, or such other committee appointed by the Board to administer the Plan pursuant to Article 3 herein.

                  (i) "Company" means Johnson Controls, Inc., a Wisconsin corporation, and any successor as provided in Article 13.

                  (j) "Deferred Compensation Plan" means the Johnson Controls, Inc. Executive Deferred Compensation Plan, as from time to time amended and in effect.

                  (k) "Eligible Employee" means a current management or highly compensated employee of the Company or subsidiary.

                  (l) "Exchange Act" means the Securities Exchange Act of 1934, as interpreted by rules and regulations issued pursuant thereto, all as amended and in effect from time to


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                             JOHNSON CONTROLS, INC.
                              RESTRICTED STOCK PLAN

time. Any reference to a specific provision of the Exchange Act shall be deemed to include reference to any successor provision thereto.

                  (m) "Fair Market Value" means with respect to a Share, the closing sales price on the New York Stock Exchange on the date in question (or the immediately preceding trading day if the date in question is not a trading day), and with respect to any other property, such value as is determined by the Committee.

                  (n) "Inimical Conduct" means any act or omission that is inimical to the best interests of the Company or any subsidiary, as determined by the Committee in its sole discretion, including but not limited to: (1) violation of any employment, noncompete, confidentiality or other agreement in effect with the Company or any subsidiary, (2) taking any steps or doing anything which would damage or negatively reflect on the reputation of the Company or a subsidiary, or (3) failure to comply with applicable laws relating to trade secrets, confidential information or unfair competition.

                  (o) "Participant" means an Eligible Employee who has been granted an Award.

                  (p) "Period of Restriction" means the period during which Shares or Share Units may not be transferred and are subject to a substantial risk of forfeiture.

                  (q) "Person" shall have the meaning ascribed to such term in
Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) thereof.

                  (r) "Plan" means this Johnson Controls, Inc. Restricted Stock Plan, as from time to time amended and in effect.

                  (s) "Restricted Shares" means Shares that are subject to a Period of Restriction.

                  (t) "Restricted Share Units" means Share Units that are subject to a Period of Restriction.

                  (u) "Retirement" means a voluntary termination of employment from the Company and its subsidiaries (for other than Cause) on or after age 55 and completion of at least ten years of vesting service, or age 65 and completion of at least five years of vesting service (such vesting service to be determined within the meaning of the Johnson Controls Pension Plan or such other plan or methodology specified by the Committee).

                  (v) "Rule 16b-3" means Rule 16b-3 under the Exchange Act.

                  (w) "Share" means the common stock of the Company, or such other securities specified in Section 4.3.


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                             JOHNSON CONTROLS, INC.
                              RESTRICTED STOCK PLAN

                  (x) "Share Unit" means a measure of compensation having a value equal to the Fair Market Value of a single Share.

                  (y) "Total and Permanent Disability" means the Participant's inability to perform the material duties of his occupation as a result of a medically-determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a period of at least 12 months, as determined by the Committee. The Participant will be required to submit such medical evidence or to undergo a medical examination by a doctor selected by the Committee as the Committee determines is necessary in order to make a determination hereunder.

                  Section 2.2 Construction. Wherever any words are used in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are use in the singular or the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply. Titles of articles and sections are for general information only, and the Plan is not to be construed by reference to such items.

                  Section 2.3 Severability. In the event any provision of the Plan is held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the said illegal or invalid provision had not been included.

                                   ARTICLE 3.
                                 ADMINISTRATION

                  Section 3.1 The Committee. The Plan shall be administered by the Committee. If at any time the Committee shall not be in existence, the Plan shall be administered by the Board and each reference to the Committee herein shall be deemed to include the Board.

                  Section 3.2 Authority of the Committee. In addition to the authority specifically granted to the Committee in the Plan, and subject to the provisions of the Plan, the Committee shall have full power and discretionary authority to: (a) select Participants, grant Awards, and determine the terms and conditions of each such Award, including but not limited to the Period of Restriction and the number of Shares to which the Award will relate; (b) administer the Plan, including but not limited to the power and authority to construe and interpret the Plan and any award agreement; (c) correct errors, supply omissions or reconcile inconsistencies in the terms of the Plan and any award agreement; (d) establish, amend or waive rules and regulations, and appoint such agents, as it deems appropriate for the Plan's administration; and
(e) make any other determinations, including factual determinations, and take any other action as it determines is necessary or desirable for the Plan's administration.

                  Notwithstanding the foregoing, the Committee shall have no authority to act to adversely affect the rights or benefits granted under any outstanding Award without the consent of the person holding such Award (other than as specifically provided herein).


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                             JOHNSON CONTROLS, INC.
                              RESTRICTED STOCK PLAN

                  Section 3.3 Decision Binding. The Committee's determination and decisions made pursuant to the provisions of the Plan and all related orders or resolutions of the Board shall be final, conclusive and binding on all persons who have an interest in the Plan or an Award, and such determinations and decisions shall not be reviewable.

                  Section 3.4 Procedures of the Committee. The Committee's determinations must be made by not less than a majority of its members present at the meeting (in person or otherwise) at which a quorum is present, or by written majority consent, which sets forth the action, is signed by each member of the Committee and filed with the minutes for proceedings of the Committee. A majority of the entire Committee shall constitute a quorum for the transaction of business. Service on the Committee shall constitute service as a director of the Company so that the Committee members shall be entitled to indemnification, limitation of liability and reimbursement of expenses with respect to their Committee services to the same extent that they are entitled under the Company's By-laws and Wisconsin law for their services as directors of the Company.

                  Section 3.5 Award Agreements. The Committee shall evidence the grant of each Award by an award agreement which shall be signed by an authorized officer of the Company and by the Participant, and shall contain such terms and conditions as may be approved by the Committee, subject to the terms of the Plan. Terms and conditions of such Awards need not be the same in all cases.

                                   ARTICLE 4.
                           SHARES SUBJECT TO THE PLAN

                  Section 4.1 Number of Shares. Subject to adjustment as provided in Section 4.3, the aggregate number of Shares that may be issued under the Plan or to which an Award may relate shall not exceed 250,000 Shares. Shares delivered under the Plan shall consist solely of treasury Shares.

                  Section 4.2 Lapsed Awards. If any Award is forfeited or terminated for any reason, the Restricted Shares or Restricted Share Units subject to such Award that are forfeited shall be available for the grant of a new Award under the Plan.

                  Section 4.3 Adjustments in Authorized Shares. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, share combination, or other change in the corporate structure of the Company affecting the Shares, the Committee shall adjust: (a) the number and class of Shares which may be delivered under the Plan; and (b) the number and class of Shares or Share Units subject to outstanding Awards, as it determines to be appropriate and equitable to prevent dilution or enlargement of the rights intended to be granted hereunder and under any Award; provided that the number of Shares subject to any Award shall always be a whole number.

                                   ARTICLE 5.
                                  PARTICIPATION


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                             JOHNSON CONTROLS, INC.
                              RESTRICTED STOCK PLAN

                  Subject to the provisions of the Plan, the Committee shall have the authority to select the Employees to receive an Award. No Employee shall have any right to be granted an Award even if previously granted an Award.

                                   ARTICLE 6.
                         TERMS AND CONDITIONS OF AWARDS

                  Section 6.1 Grant of Award. Subject to the terms and provisions of the Plan, the Committee shall have the authority to determine the number of Shares or Share Units to which an Award shall relate, the term of the Restriction Period and conditions for lapse thereof, and any other terms and conditions of an Award. Notwithstanding the foregoing, and subject to such rules as are established by the Committee, a Participant who has been selected to receive an Award from the Committee may elect, prior to or within thirty (30) days after the grant date, to receive the Award either in the form of Restricted Shares or Restricted Share Units; provided that if the Participant fails to make a valid election, the Award shall be made in the form of Restricted Shares.

                  Section 6.2 Terms and Conditions of Restricted Share Awards.

                  (a) Period of Restriction. Restricted Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, and shall be subject to a substantial risk of forfeiture, until the termination of the applicable Period of Restriction as set forth in the Participant's award agreement or provided herein. During the Period of Restriction, the Company shall have the right to hold the Restricted Shares in escrow.

                  (b) Certificate Legend. Each certificate representing Restricted Shares shall bear the following legend:

                  "The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer set forth in the Johnson Controls, Inc. Restricted Stock Plan, in the rules and administrative procedures adopted pursuant to such Plan, and in a Restricted Stock Agreement dated __________. A copy of the Plan, such rules and procedures, and such Restricted Stock Agreement may be obtained from the Secretary of Johnson Controls, Inc."

                  (c) Removal of Restrictions. Except as otherwise provided in this Article, Restricted Shares shall become vested in, and freely transferable by, the Participant after the last day of the Period of Restriction. Once the Shares are released from the restrictions, the Participant shall be entitled to have the legend required by subsection (b) removed from his stock certificate.

                  (d) Voting Rights. Unless determined otherwise by the Committee, during the Period of Restriction, Participants holding Restricted Shares may exercise full voting rights with respect to those Shares.


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                             JOHNSON CONTROLS, INC.
                              RESTRICTED STOCK PLAN

                  (e) Dividends and Other Distributions. Any dividends or other distributions paid or delivered with respect to Restricted Shares will be subject to the same terms and conditions (including risk of forfeiture) as the Restricted Shares to which they relate and payment or delivery thereof will be deferred accordingly. Unless otherwise determined by the Committee, all dividends or other distributions paid or delivered with respect to Restricted Shares shall be allocated to a Share Unit account or other investment account under the Deferred Compensation Plan.

                  Section 6.3 Terms and Conditions of Restricted Share Units.

                  (a) Establishment of Account. Upon the grant of Restricted Share Units to a Participant, the Company shall establish a bookkeeping account under the Deferred Compensation Plan to which shall be credited the number of Share Units granted.

                  (b) Alienation of Account. A Participant (or beneficiary) shall not have any right to assign, hypothecate, pledge, encumber or otherwise alienate his Share Unit account.

                  (c) Dividends and Other Distributions. Each Participant with a Share Unit account shall be entitled to receive a credit to such account for any dividends or other distributions delivered on Shares, whether in the form of cash or in property, in accordance with the terms of the Deferred Compensation Plan; provided that such credit shall be subject to the same terms and conditions (including risk of forfeiture) as the Restricted Share Units to which they relate.

                  (d) Payment of Account. The value of the Participant's Share Unit account as to which the Restriction Period has lapsed shall be paid to the Participant (or his beneficiary) in accordance with the terms of the Deferred Compensation Plan.

                  Section 6.4 Termination of Employment. Upon a Participant's termination of employment from the Company and its subsidiaries, the following rules shall apply:

                  (a) Retirement. If the Participant terminates employment due to Retirement, any remaining Period of Restriction shall continue as if the Participant continued in active employment. Notwithstanding the foregoing, if the Participant engages in Inimical Conduct after his Retirement, any Restricted Shares and/or Restricted Share Units still subject to a Period of Restriction shall automatically be forfeited as of the date of the Committee's determination.

                  (b) Death or Disability. If the Participant's employment terminates because of death or Total and Permanent Disability at a time when the Participant could not have been terminated for Cause, or if the Participant dies after Retirement while holding an Award that is subject to a Period of Restriction, any remaining Period of Restriction shall automatically lapse as of the date of such termination of employment or death, as applicable.

                  (c) Termination for Other Reasons. If the Participant's employment terminates for any reason not described above, then any Restricted Shares and/or Restricted Share Units still subject to a Period of Restriction as of the date of such termination shall automatically be forfeited and returned to the Company; provided, however, that in the event of an involuntary termination of the employment of an Employee by the Company or a subsidiary for other than

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                             JOHNSON CONTROLS, INC.
                              RESTRICTED STOCK PLAN

Cause, the Committee may waive the automatic forfeiture of any or all such Shares or Share Units and may add such new restrictions to such Restricted Shares or Restricted Share Units as it deems appropriate.

                  (d) Suspension. The Committee may suspend payment or delivery of Shares (without liability for interest thereon) pending its determination of whether the Participant was or should have been terminated for Cause or whether the Participant has engaged in Inimical Conduct.

                  Section 6.5 Other Restrictions. The Committee may impose such other restrictions on any Awards granted pursuant to the Plan (including after the Period of Restriction lapses) as it may deem advisable including, without limitation, restrictions under applicable Federal or state securities laws, and the Committee may legend certificates to give appropriate notice of such restrictions.

                                   ARTICLE 7.
                         RIGHTS OF ELIGIBLE INDIVIDUALS

                  Section 7.1 Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company or subsidiary to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or subsidiary.

                  Section 7.2 No Implied Rights; Rights on Termination of Service. Neither the establishment of the Plan nor any amendment thereof shall be construed as giving any Participant or any other person any legal or equitable right unless such right shall be specifically provided for in the Plan or conferred by specific action of the Committee in accordance with the terms and provisions of the Plan.

                  Section 7.3 No Funding. Neither the Participant nor any other person shall acquire, by reason of the Plan or any Award, any right in or title to any assets, funds or property of the Company and its subsidiaries whatsoever including, without limiting the generality of the foregoing, any specific funds, assets, or other property which the Company or its subsidiaries may, in their sole discretion, set aside in anticipation of a liability hereunder. Any benefits which become payable hereunder shall be paid from the general assets of the Company and its subsidiaries, as applicable. The Participant shall have only a contractual right to the amounts, if any, payable hereunder unsecured by any asset of the Company or its subsidiaries. Nothing contained in the Plan constitutes a guarantee by the Company or its subsidiaries that the assets of the Company or its subsidiaries shall be sufficient to pay any benefit to any person.

                  Section 7.4 Other Restrictions. As a condition to the issuance of any Shares, the Committee may require the Participant to enter into a restrictive stock transfer or other shareholder's agreement with the Company.


                                   ARTICLE 8.
                                CHANGE OF CONTROL
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                             JOHNSON CONTROLS, INC.
                              RESTRICTED STOCK PLAN


                  If a Change of Control occurs, any Period of Restriction of any outstanding Award shall lapse upon the date of the Change of Control.

                                   ARTICLE 9.
                    AMENDMENT, MODIFICATION, AND TERMINATION

                  Section 9.1 Amendment, Modification, and Termination of the Plan. At any time and from time to time, the Board may terminate, amend, or modify the Plan. However, the approval of any such amendment by the shareholders of the Company shall be obtained if required by the Code, by the insider trading rules of Section 16 of the Exchange Act, by any national securities exchange or system on which the Shares are then listed or reported, or by any regulatory body having jurisdiction with respect hereto. Further, no termination, amendment or modification of the Plan shall in any manner adversely affect any Award theretofore granted under the Plan, without the written consent of the Participant, except as specifically provided herein.

                  Section 9.2 Amendment of Award Agreements. The Committee may at any time amend any outstanding award agreement; provided, however, that any amendment that decreases or impairs the rights of a Participant under such agreement shall not be effective unless consented to by the Participant in writing, except that Participant consent shall not be required in the event an Award is amended, adjusted or cancelled under Section 4.3 or paid as provided in
Article 8, and Participant consent shall not be required with respect to any amendment of the Deferred Compensation Plan that affects a Participant's Share Unit account to the extent such plan does not require Participant consent.

                  Section 9.3 Survival Following Termination. Notwithstanding the foregoing, to the extent provided in the Plan, the authority of (a) the Committee to amend, alter, adjust, suspend, discontinue or terminate any Award, waive any conditions or restrictions with respect to any Award, and otherwise administer the Plan and any Award and (b) the Board to amend the Plan, shall extend beyond the date of the Plan's termination. Termination of the Plan shall not affect the rights of Participants with respect to Awards previously granted to them, and all unexpired Awards shall continue in force and effect after termination of the Plan except as they may lapse or be terminated by their own terms and conditions, subject to the terms of the Deferred Compensation Plan.

                                   ARTICLE 10.
                                   WITHHOLDING

                  Section 10.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an applicable amount sufficient to satisfy foreign, Federal, state and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to the issuance of Shares, the lapse of the Period of Restriction, or the distribution of the Participant's Share Unit account. The Company shall also have the right to withhold Shares as to which the Period of Restriction has lapsed and which have a Fair Market Value equal to the Participants' minimum tax withholding liability, to satisfy any withholding obligations.


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                             JOHNSON CONTROLS, INC.
                              RESTRICTED STOCK PLAN

                  Section 10.2 Stock Delivery or Withholding. Participants may elect, subject to the approval of the Committee and such rules as it shall prescribe, to satisfy the withholding requirement, in whole or in part, by tendering to the Company previously acquired Shares in an amount having a Fair Market Value equal to the amount required to be withheld to satisfy the minimum tax withholding obligations described in Section 10.1. The value of the Shares to be tendered is to be based on the Fair Market Value of the Shares on the date that the amount of tax to be withheld is determined.

                                   ARTICLE 11.
                          LEGENDS; PAYMENT OF EXPENSES

                  Section 11.1 Legends. The Company may endorse such legend or legends upon the certificates for Shares issued under the Plan and may issue such "stop transfer" instructions to its transfer agent in respect of such Shares as it determines to be necessary or appropriate to (a) prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act, applicable state securities laws or other legal requirements, or (b) implement the provisions of the Plan or any agreement between the Company and the Participant with respect to such Shares.

                  Section 11.2 Payment of Expenses. The Company shall pay for all issuance taxes with respect to the issuance of Shares under the Plan, as well as all fees and expenses incurred by the Company in connection with such issuance.

                                   ARTICLE 12.
                                   SUCCESSORS

                  All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company. The Plan shall be binding upon and inure to the benefit of the Participants and their heirs, executors, administrators or legal representatives.

                                   ARTICLE 13.
                               REQUIREMENTS OF LAW

                  Section 13.1 Requirements of Law. The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

                  Section 13.2 Governing Law. This Plan and the rights and obligations hereunder shall be governed by and construed in accordance with the internal laws of the State of Wisconsin (excluding any choice of law rules that may direct the application of the laws of another jurisdiction), except as provided in Section 13.3 hereof.

                  Section 13.3 Arbitration.


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                             JOHNSON CONTROLS, INC.
                              RESTRICTED STOCK PLAN

                  (a) Application. Notwithstanding any employee agreement in effect between a Participant and the Company or any subsidiary employer, if a Participant brings a claim that relates to benefits under this Plan, regardless of the basis of the claim (including but not limited to, actions under Title VII, wrongful discharge, breach of employment agreement, etc.), such claim shall be settled by final binding arbitration in accordance with the rules of the American Arbitration Association ("AAA") and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

                  (b) Initiation of Action. Arbitration must be initiated by serving or mailing a written notice of the complaint to the other party. Normally, such written notice should be provided the other party within one year (365 days) after the day the complaining party first knew or should have known of the events giving rise to the complaint. However, this time frame may be extended if the applicable statute of limitation provides for a longer period of time. If the complaint is not properly submitted within the appropriate time frame, all rights and claims that the complaining party has or may have against the other party shall be waived and void. Any notice sent to the Company shall be delivered to:

                  Office of General Counsel
                  Johnson Controls, Inc.
                  5757 North Green Bay Avenue
                  P.O. Box 591
                  Milwaukee, WI  53201-0591

                  The notice must identify and describe the nature of all complaints asserted and the facts upon which such complaints are based. Notice will be deemed given according to the date of any postmark or the date of time of any personal delivery.

                  (c) Compliance with Personnel Policies. Before proceeding to arbitration on a complaint, the Participant or Beneficiary must initiate and participate in any complaint resolution procedure identified in the Company's or subsidiary's personnel policies. If the claimant has not initiated the complaint resolution procedure before initiating arbitration on a complaint, the initiation of the arbitration shall be deemed to begin the complaint resolution procedure. No arbitration hearing shall be held on a complaint until any applicable Company or subsidiary complaint resolution procedure has been completed.

                  (d) Rules of Arbitration. All arbitration will be conducted by a single arbitrator according to the Employment Dispute Arbitration Rules of the AAA. The arbitrator will have authority to award any remedy or relief that a court of competent jurisdiction could order or grant including, without limitation, specific performance of any obligation created under policy, the awarding of punitive damages, the issuance of any injunction, costs and attorney's fees to the extent permitted by law, or the imposition of sanctions for abuse of the arbitration process. The arbitrator's award must be rendered in a writing that sets forth the essential findings and conclusions on which the arbitrator's award is based.

                  (e) Representation and Costs. Each party may be represented in the arbitration by an attorney or other representative selected by the party. The Company or subsidiary



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                             JOHNSON CONTROLS, INC.
                              RESTRICTED STOCK PLAN

shall be responsible for its own costs, the AAA filing fee and all other fees, costs and expenses of the arbitrator and AAA for administering the arbitration. The claimant shall be responsible for his attorney's or representative's fees, if any. However, if any party prevails on a statutory claim which allows the prevailing party costs and/or attorneys' fees, the arbitrator may award costs and reasonable attorneys' fees as provided by such statute.

                  (f) Discovery; Location; Rules of Evidence. Discovery will be allowed to the same extent afforded under the Federal Rules of Civil Procedure. Arbitration will be held at a location selected by the Company. AAA rules notwithstanding, the admissibility of evidence offered at the arbitration shall be determined by the arbitrator who shall be the judge of its materiality and relevance. Legal rules of evidence will not be controlling, and the standard for admissibility of evidence will generally be whether it is the type of information that responsible people rely upon in making important decisions.

                  (g) Confidentiality. The existence, content or results of any arbitration may not be disclosed by a party or arbitrator without the prior written consent of both parties. Witnesses who are not a party to the arbitration shall be excluded from the hearing except to testify.